UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

ALCOA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37816	81-1789115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

212-518-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 20, 2017, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Alcoa Corporation (the “Company”) considered and approved the following executive compensation arrangements for the Company’s Chief Executive Officer, Chief Financial Officer and the other named executive officers noted below (collectively, the “NEOs”) which should be reviewed in conjunction with the compensation information disclosed in the Company’s Registration Statement on Form S-1 originally filed on January 18, 2017 and amended on February 8, 2017.

Base Salary Increase

The Committee approved an increase to the base salary of the Company’s Chief Financial Officer from $550,000 to $605,000, effective March 1, 2017. Base salary amounts for the Company’s other NEOs remain unchanged. Base salaries are used to calculate the incentive award opportunities described below.

Approval of 2017 Annual Incentive Compensation Awards

The Committee approved the performance measures and targets for the Company’s 2017 annual incentive compensation (“IC”) awards, under which officers and employees of the Company, including the NEOs, are provided the opportunity to earn cash awards to the extent that annual performance goals are met. The 2017 IC awards are based on (i) financial targets (80% of total) and (ii) non-financial targets (20% of total), as follows (collectively, the “2017 IC Performance Metrics”).

Measures	Metric	Weight
Financial Measures	Adjusted EBITDA(1)	40%
	Free cash flow(1)	40%
Non-Financial Measures	Safety(2)	5%
	Environmental(3)	5%
	Diversity(4)	10%
Total	—	100%

(1)	EBITDA and free cash flow will be adjusted for various items approved by the Committee, including for London Metal Exchange (“LME”) pricing, the alumina pricing index, 50% of regional premiums and foreign currency exchange rate fluctuations (the “Adjustments”).

(2)	The Safety metric focuses on eliminating fatalities and reducing the number of serious injuries.

(3)	The Environmental metric relates to the reduction of carbon dioxide emissions.

(4)	The Diversity metric measures the number of women employees globally.

After reviewing prior year performance and consideration of the Company’s business plan, the Committee considered the targets for the 2017 IC Performance Metrics, which are confidential, to be challenging but attainable.

The following are target award values for each NEO, expressed as a percentage of base salary (with a payout range of 0–200% of target, based on the results of the 2017 IC Performance Metrics relative to target):

Named Executive Officer	Target Annual IC Opportunity(1) (% of Base Salary Earnings)
Roy C. Harvey,	140%
Chief Executive Officer
William F. Oplinger,	100%
Executive Vice President and Chief Financial Officer
Tomas M. Sigurðsson,	100%
Executive Vice President and Chief Operating Officer
Leigh Ann C. Fisher,	75%
Executive Vice President and Chief Administrative Officer
Jeffrey D. Heeter,	75%
Executive Vice President, General Counsel and Secretary

(1)	The Committee also may apply an individual performance modifier (0% to 150%) to an NEO’s award, which has the effect of reducing or increasing the payout subject to limits set forth in the plan and 2017 IC award terms.

The 2017 IC awards contain the same termination, death, disability, retirement, and change in control provisions as previous awards granted to the NEOs.

Approval of 2017 Long-Term Incentive Awards

The Committee previously approved the long-term incentive (“LTI”) mix of awards to be granted to the NEOs in 2017 under the Company’s 2016 Stock Incentive Plan, as follows: 60% performance restricted share units (“PRSUs”), 20% restricted share units (“RSUs”), and 20% stock options (collectively, the “2017 LTI Awards”). RSUs generally vest on the third anniversary of the grant date, and stock options generally vest ratably over a three-year period.

On February 20, 2017, the Committee approved the performance measures and targets applicable to the NEOs’ 2017 PRSU awards. The 2017 PRSU awards have a performance period of January 1, 2017 through December 31, 2019 (the “LTI Performance Period”). If and to the extent determined by the Committee to be earned, the 2017 PRSUs will be paid out in shares of the Company’s common stock on a one-unit to one-share basis. The amount of the 2017 PRSUs earned, if any, will be based on the Company’s performance against goals relating to the following metrics (the “2017 LTI Performance Metrics”), with payout ranging from 0 to 200% of each NEO’s 2017 PRSU award (at target).

Metric	Weight
ROC Improvement(1)	50%
Relative TSR(2)	50%
Total	100%

(1)	ROC means return on capital improvement measured against the 2016 result (that was normalized for LME pricing, the alumina pricing index, 50% of regional premiums and foreign currency exchange rate fluctuations), with the Committee reserving the discretion to normalize achievement by applying Adjustments.

(2)	Relative TSR means total shareholder return relative to S&P 500 Index performance over the LTI Performance Period.

After reviewing prior year performance and consideration of the Company’s business plan, the Committee considered the targets for the 2017 LTI Performance Metrics, which are confidential, to be challenging but attainable.

The Company’s NEOs were granted the following 2017 LTI Awards:

Executive Officer	Stock Options (# of shares)	RSUs (# of shares)	PRSUs (# of shares at target)
Roy C. Harvey	88,360	29,200	87,580
William F. Oplinger	32,130	10,620	31,850
Tomas M. Sigurðsson	17,680	5,840	17,520
Leigh Ann C. Fisher	11,050	3,650	10,950
Jeffrey D. Heeter	12,050	3,990	11,950

The 2017 LTI Awards contain the same termination, death, disability, retirement, and change in control provisions as previous awards granted to the NEOs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

February 24, 2017	By:	/s/ Jeffrey D. Heeter
Jeffrey D. Heeter
Executive Vice President, General Counsel and Secretary

5